Exhibit 99.1

CONTACT:	MARK J. GRESCOVICH,
PRESIDENT & CEO
PETER J. CONNER, CFO
(509) 527-3636

NEWS RELEASE

Banner Corporation Reports Net Income of $48.0 Million, or $1.39 Per Diluted Share, for Second Quarter 2022;
Declares Quarterly Cash Dividend of $0.44 Per Share

Walla Walla, WA - July 20, 2022 - Banner Corporation (NASDAQ GSM: BANR) (“Banner”), the parent company of Banner Bank, today reported net income of $48.0 million, or $1.39 per diluted share, for the second quarter of 2022, a 9% increase compared to $44.0 million, or $1.27 per diluted share, for the preceding quarter and a 12% decrease compared to $54.4 million, or $1.56 per diluted share, for the second quarter of 2021.  Banner’s second quarter 2022 results include $4.5 million of provision for credit losses, compared to $7.0 million in recapture of provision for credit losses in the preceding quarter and $10.3 million in recapture of provision for credit losses in the second quarter of 2021.  In addition, during the second quarter of 2022 Banner recognized a $7.8 million gain related to the recently completed branch sale.  In the first six months of 2022, net income was $91.9 million, or $2.66 per diluted share, compared to net income of $101.2 million, or $2.88 per diluted share for the same period a year earlier.  Banner’s first six months of 2022 results include $2.4 million in recapture of provision for credit losses, compared to $19.5 million in recapture of provision for credit losses in the first six months of 2021.

Banner announced that its Board of Directors declared a regular quarterly cash dividend of $0.44 per share.  The dividend will be payable August 12, 2022, to common shareholders of record on August 2, 2022.

“Banner’s second quarter operating results reflect the continued successful execution of our super community bank strategy, and the ongoing implementation of Banner Forward,” said Mark Grescovich, President and CEO.  “Our performance for the second quarter of 2022 benefited from solid loan growth, higher yields on interest-earning assets that led to net interest margin expansion, and the closing of the branch sale.  Our continued focus on cultivating new client relationships contributed to our core deposits increasing 5% and loans, excluding PPP loans, increasing 7%, compared to June 30, 2021.  We believe Banner remains well positioned for rising interest rates with an asset sensitive position which should further expand our net interest margin, and ample on-balance sheet liquidity to support loan demand and mitigate rising deposit costs.  Our approach of consistently delivering outstanding service and value to our clients, communities, colleagues, company and shareholders while meeting our performance objectives continues to guide our success.”

“During the third quarter of 2021 we began implementing Banner Forward, a bank-wide initiative to enhance revenue growth and reduce operating expense,” said Grescovich.  “Banner Forward is focused on accelerating growth in commercial banking, deepening relationships with retail clients, and advancing technology strategies to enhance our digital service channels, while streamlining underwriting and back office processes.  The remaining efficiency-related initiatives associated with Banner Forward are anticipated to be implemented sequentially over the third quarter with implementation of the revenue initiatives ramping up in the second half of the year and into 2023.  We expect full implementation by next year.  During the second quarter of 2022, we incurred expenses of $1.6 million related to Banner Forward.”

At June 30, 2022, Banner Corporation had $16.39 billion in assets, $9.33 billion in net loans and $14.21 billion in deposits.  Banner operates 137 full service branch offices, including branches located in eight of the top 20 largest western Metropolitan Statistical Areas by population.

BANR - Second Quarter 2022 Results
July 20, 2022

Second Quarter 2022 Highlights
•	Revenues increased 13% to $156.2 million, compared to $138.1 million in the preceding quarter, and increased 4% when compared to $149.9 million in the second quarter a year ago.
•	Net interest income increased to $129.0 million in the second quarter of 2022, compared to $118.7 million in the preceding quarter and $127.6 million in the second quarter a year ago.
•	Net interest margin on a tax equivalent basis was 3.44%, compared to 3.18% in the preceding quarter and 3.52% in the second quarter a year ago.
•	Mortgage banking revenues decreased 10% to $4.0 million, compared to $4.4 million in the preceding quarter, and decreased 46% compared to $7.3 million in the second quarter a year ago.
•	Return on average assets was 1.16%, compared to 1.06% in the preceding quarter and 1.36% in the second quarter a year ago.
•	Net loans receivable increased 3% to $9.33 billion at June 30, 2022, compared to $9.02 billion at March 31, 2022, and decreased 2% compared to $9.51 billion at June 30, 2021.
•
Non-performing assets were $19.1 million, or 0.12% of total assets, at June 30, 2022, compared to $19.1 million, or 0.11% of total assets in the preceding quarter, and decreased from $31.5 million, or 0.19% of total assets, at June 30, 2021.

•
The allowance for credit losses - loans was $128.7 million, or 1.36% of total loans receivable, as of June 30, 2022, compared to $125.5 million, or 1.37% of total loans receivable as of March 31, 2022 and $148.0 million, or 1.53% of total loans receivable as of June 30, 2021.

•
Core deposits (non-interest-bearing and interest-bearing transaction and savings accounts) decreased 2% to $13.46 billion at June 30, 2022, compared to $13.72 billion at March 31, 2022, and increased 5% compared to $12.76 billion a year ago.  Core deposits represented 95% of total deposits at June 30, 2022.

•	Dividends to shareholders were $0.44 per share in the quarter ended June 30, 2022.
•	Common shareholders’ equity per share decreased 4% to $43.46 at June 30, 2022, compared to $45.49 at the preceding quarter end, and decreased 10% from $48.31 a year ago.
•	Tangible common shareholders’ equity per share* decreased 6% to $32.20 at June 30, 2022, compared to $34.25 at the preceding quarter end, and decreased 13% from $36.99 a year ago.
•	Repurchased 200,000 shares of common stock at an average cost of $54.80 per share.

*Tangible common shareholders’ equity per share and the ratio of tangible common equity to tangible assets (both of which exclude goodwill and other intangible assets, net), and references to adjusted revenue (which excludes fair value adjustments, net gain (loss) on the sale of securities and gain on sale of branches from the total of net interest income and total non-interest income) and the adjusted efficiency ratio (which excludes merger and acquisition-related expenses, COVID-19 expenses, Banner Forward expenses, amortization of core deposit intangibles, real estate owned operations, loss on extinguishment of debt and state/municipal taxes from non-interest expense divided by adjusted revenue) represent non-GAAP (Generally Accepted Accounting Principles) financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  See also Non-GAAP Financial Measures reconciliation tables on the last two pages of this press release.
Significant Recent Initiatives and Events
On June 24, 2022, Banner Bank completed the sale of four branches located in Hayden, Idaho, and in Chewelah, Colville, and Kettle Falls, Washington, generating a gain of $7.8 million.
The branch sale included deposit accounts with an approximate balance of $178.2 million.  Banner Bank received a 5.0% premium in relation to the core deposits.  The sale also included all related branch premises and equipment.
The sale of these branches further improves the Bank’s service footprint, while contributing to our capital, reducing excess liquidity, and improving our operating efficiency, including supporting the Banner Forward initiative by improving management’s focus on key operations and markets. Banner’s goal is that the combined impact of these branch sales and Banner Forward initiatives will be positive to future annual operating earnings.
Income Statement Review
Net interest income was $129.0 million in the second quarter of 2022, compared to $118.7 million in the preceding quarter and $127.6 million in the second quarter a year ago.  “Rising interest rates during the quarter produced higher yields on loans and investment securities which improved our net interest margin.  This impact was partially offset by the decline in the recognition of deferred loan fee income due to reduced loan repayments from Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loan forgiveness,” said Grescovich.
Banner’s net interest margin on a tax equivalent basis was 3.44% for the second quarter of 2022, a 26 basis-point increase compared to 3.18% in the preceding quarter and an eight basis-point decrease compared to 3.52% in the second quarter a year ago.  Acquisition accounting adjustments added two basis points to the net interest margin in the current quarter, and three basis points in both the preceding quarter and the second quarter a year ago.

BANR - Second Quarter 2022 Results
July 20, 2022

The total purchase discount for acquired loans was $7.7 million at June 30, 2022, compared to $8.5 million at March 31, 2022, and $12.5 million at June 30, 2021.
Average yields on interest-earning assets increased 25 basis points to 3.54% for the second quarter of 2022 compared to 3.29% for the preceding quarter and decreased 14 basis points compared to 3.68% in the second quarter a year ago.  In March 2022, in response to inflation, the Federal Open Market Committee (“FOMC”) of the Federal Reserve System commenced increasing the target range for the federal funds rate by implementing a 25 basis point increase.  During the second quarter of 2022, the FOMC increased the target range for the federal funds rate by an additional 125 basis points to a range of 1.50% to 1.75%.  The increase in average yields on interest-earnings assets during the current quarter reflects the lagging benefit of variable rate interest-earnings assets beginning to reprice higher.  The year over year decreases in average yield on interest-earning assets primarily reflects decreases in the average yield on total loans due to a decline in the recognition of deferred loan fee income due to loan repayments from SBA PPP loan forgiveness and increases in the average balance of interest-bearing deposits, as excess liquidity was invested in low yielding short term investments.  Average loan yields increased four basis points to 4.54% compared to 4.50% in the preceding quarter and decreased 16 basis points compared to 4.70% in the second quarter a year ago.  The increase in average loan yields during the current quarter compared to the preceding quarter was primarily the result of rising interest rates, partially offset by a decline in the recognition of deferred loan fee income due to loan repayments from SBA PPP loan forgiveness during the quarter.  Loan discount accretion added four basis points to average loan yields in the current quarter and added five basis points in both the preceding quarter and in the second quarter a year ago.  Deposit costs were 0.06% in both the second quarter of 2022 and the preceding quarter, which was a three basis-point decrease compared to the second quarter a year ago.  The year-over-year decrease in quarterly deposit costs was primarily the result of an increase in the average balance of core deposits.  The total cost of funding liabilities was 0.11% during the second quarter of 2022, a one basis-point decrease compared to the preceding quarter and a six basis-point decrease compared to 0.17% in the second quarter a year ago.
Banner recorded a $4.5 million provision for credit losses in the current quarter (comprised of a $3.1 million provision for credit losses - loans, a $1.4 million provision for credit losses - unfunded loan commitments and a $4,000 provision for credit losses - held-to-maturity debt securities).  This compares to a $7.0 million recapture of provision for credit losses in the prior quarter (comprised of a $7.4 million recapture of provision for credit losses - loans, a $428,000 provision for credit losses - unfunded loan commitments and a $13,000 recapture of provision for credit losses - held-to-maturity debt securities) and a $10.3 million recapture of provision for credit losses in the second quarter a year ago (comprised of an $8.1 million recapture of provision for credit losses - loans, a $2.2 million recapture of provision for credit losses - unfunded loan commitments and a $12,000 provision for credit losses - held-to-maturity debt securities).  The provision for credit losses for the current quarter primarily reflects loan growth and, to a lesser extent, a deterioration in forecasted economic conditions.  The recapture of provision for credit losses for the preceding quarters primarily reflects improvement in the level of adversely classified loans, as well as in the forecasted economic indicators utilized to estimate credit losses during those periods.
Total non-interest income was $27.2 million in the second quarter of 2022, compared to $19.4 million in the preceding quarter and $22.3 million in the second quarter a year ago.  The increase in non-interest income during the current quarter is primarily due to the previously mentioned $7.8 million gain recognized on the branch sale completed during the quarter.  Deposit fees and other service charges were $11.0 million in the second quarter of 2022, compared to $11.2 million in the preceding quarter and $9.8 million in the second quarter a year ago.  The increase in deposit fees and other service charges from the second quarter a year ago is primarily a result of increased deposit transaction account activity.  Mortgage banking revenues, including gains on one- to four-family and multifamily loan sales and loan servicing fees, decreased to $4.0 million in the second quarter, compared to $4.4 million in the preceding quarter and $7.3 million in the second quarter a year ago.  The decrease from the preceding quarter and from the second quarter of 2021 primarily reflects a reduction in the volume of one- to four-family loans sold, as well as a decrease in the gain on sale margin on one- to four-family held-for-sale loans.  The reduction in volumes reflects a reduction in refinancing activity as interest rates increased during the current quarter.  Home purchase activity accounted for 82% of one- to four-family mortgage loan originations in the second quarter of 2022, compared to 64% in the preceding quarter and was 66% in the second quarter of 2021.  Mortgage banking revenue for the current quarter included a $458,000 lower of cost or market downward adjustment recorded on multifamily held for sale loans due to increases in market interest rates, compared to a $603,000 lower of cost or market downward adjustment recorded on multifamily held for sale loans in the first quarter of 2022.  The prior quarter market downward adjustment was partially offset by $340,000 of gain recognized on the sale of multifamily loans.  There were no sales of multifamily loans during the current quarter.  Miscellaneous non-interest income increased to $2.1 million in the second quarter of 2022, compared to $1.7 million in the preceding quarter and decreased compared to $3.9 million in the second quarter a year ago.  The decrease in miscellaneous non-interest income from the prior year quarter is primarily a result of higher gains recognized on the disposition of closed branch locations during the second quarter a year ago.  Total non-interest income was $46.6 million in the first six months of each of 2022 and 2021.
Banner’s second quarter 2022 results included a $69,000 net gain for fair value adjustments as a result of changes in the valuation of financial instruments carried at fair value, principally comprised of certain investment securities held for trading and limited partnership investments, and a $32,000 net gain on the sale of securities.  In the preceding quarter, results included a $49,000 net gain for fair value adjustments and a $435,000 net gain on the sale of securities.  In the second quarter a year ago, results included a $58,000 net gain for fair value adjustments and a $77,000 net gain on the sale of securities.
Total revenue increased 13% to $156.2 million for the second quarter of 2022, compared to $138.1 million in the preceding quarter, and increased 4% compared to $149.9 million in the second quarter of 2021.  Adjusted revenue* (the total of net interest income and total non-interest income excluding the net gain or loss on the sale of securities, the net change in valuation of financial instruments, and the gain on sale of branches) was $148.3 million

BANR - Second Quarter 2022 Results
July 20, 2022

in the second quarter of 2022, compared to $137.6 million in the preceding quarter and $149.8 million in the second quarter a year ago.  In the first six months of the year, adjusted revenue* was $285.9 million, compared to $291.1 million in the first six months of 2021.
Total non-interest expense was $92.1 million in the second quarter of 2022, compared to $91.2 million in the preceding quarter and $92.6 million in the second quarter of 2021.  The increase in non-interest expense for the current quarter compared to the prior quarter reflects a $1.3 million increase in salary and employee benefits expenses, primarily due to normal salary and wage adjustments, a $786,000 increase in payment and card processing services expenses, a $698,000 increase in professional services expenses and a $361,000 increase in advertising and marketing expenses, partially offset by a $1.0 million increase in capitalized loan origination costs, primarily due to increased loan production, a $793,000 decrease in loss on extinguishment of debt and a $654,000 decrease in information / computer data services expense.  Banner recorded a $793,000 loss on extinguishment of debt in the prior quarter as a result of the redemption of $50.5 million of junior subordinated debentures.  The year-over-year quarterly decrease in non-interest expense primarily reflects decreases in salary and employee benefits expense, primarily due to a reduction in staffing, and in professional and legal expenses, primarily due to a reduction in consultant expense, partially offset by a decrease in capitalized loan origination costs.  Year-to-date, total non-interest expense was $183.2 million, compared to $186.2 million in the same period a year earlier.  Banner’s efficiency ratio was 58.94% for the second quarter, compared to 66.04% in the preceding quarter and 61.79% in same quarter a year ago.  Banner’s adjusted efficiency ratio* was 59.46% for the second quarter, compared to 62.09% in the preceding quarter and 58.50% in the year ago quarter.
For the second quarter of 2022, Banner had $11.6 million in state and federal income tax expense for an effective tax rate of 19.5%, reflecting the benefits from tax exempt income.  Banner’s statutory income tax rate is 23.6%, representing a blend of the statutory federal income tax rate of 21.0% and apportioned effects of the state income tax rates.

Balance Sheet Review
Total assets decreased to $16.39 billion at June 30, 2022, compared to $16.78 billion at March 31, 2022, and increased 1% when compared to $16.18 billion at June 30, 2021.  The total of securities and interest-bearing deposits held at other banks was $5.45 billion at June 30, 2022, compared to $6.06 billion at March 31, 2022 and $5.19 billion at June 30, 2021.  The average effective duration of Banner's securities portfolio was approximately 6.5 years at June 30, 2022, compared to 4.6 years at June 30, 2021.
Total loans receivable increased to $9.46 billion at June 30, 2022, compared to $9.15 billion at March 31, 2022, and decreased when compared to $9.65 billion at June 30, 2021.  Excluding SBA PPP loans, total loans receivable increased $337.8 million from the preceding quarter and increased $596.8 million from the second quarter a year ago.  SBA PPP loans decreased 47% to $31.0 million at June 30, 2022, compared to $58.6 million at March 31, 2022, and decreased 96% when compared to $825.1 million at June 30, 2021.  One- to four-family loans increased to $868.2 million at June 30, 2022, compared to $718.4 million at March 31, 2022, and increased from $611.2 million a year ago.  The increase in one- to four-family loans from the preceding quarter was primarily the result of a jumbo mortgage special offered during the second quarter of 2022.  Multifamily real estate loans decreased 4% to $575.2 million at June 30, 2022, compared to $598.6 million at March 31, 2022, and increased 23% compared to $469.0 million a year ago.  Commercial real estate loans decreased 1% to $3.67 billion at June 30, 2022, compared to $3.71 billion at both March 31, 2022 and June 30, 2021.  Commercial business loans increased 6% to $2.07 billion at June 30, 2022, compared to $1.96 billion at March 31, 2022, and decreased 22% compared to $2.67 billion a year ago, primarily due to SBA PPP loans forgiven.  Excluding SBA PPP loans, commercial business loans increased 8% to $2.04 billion at June 30, 2022, compared to $1.90 billion at March 31, 2022, and increased 9% compared to $1.87 billion a year ago.  Agricultural business loans increased to $283.4 million at June 30, 2022, compared to $245.3 million at March 31, 2022, and increased from $258.9 million a year ago.  Total construction, land and land development loans were $1.40 billion at June 30, 2022, a 3% increase from $1.35 billion at March 31, 2022, and a 2% increase from $1.37 billion at June 30, 2021.  Consumer loans increased to $595.6 million at June 30, 2022, compared to $567.6 million at March 31, 2022, and increased from $560.7 million a year ago.
Loans held for sale were $69.2 million at June 30, 2022, compared to $64.2 million at March 31, 2022, and $71.7 million at June 30, 2021.  The volume of one- to four- family residential mortgage loans sold was $88.6 million in the current quarter, compared to $210.4 million in the preceding quarter and $266.7 million in the second quarter a year ago.  Banner sold no multifamily loans during the second quarter of 2022, compared to $15.8 million in the preceding quarter and $83.9 million in the second quarter a year ago.
Total deposits decreased 2% to $14.21 billion at June 30, 2022, compared to $14.52 billion at March 31, 2022, and increased 4% when compared to $13.64 billion a year ago.  The year-over-year increase in total deposits was due primarily to an increase in general client liquidity.  Non-interest-bearing account balances decreased to $6.39 billion at June 30, 2022, compared to $6.49 billion at March 31, 2022, and increased 5% compared to $6.09 billion a year ago.  Core deposits were 95% of total deposits at June 30, 2022, and 94% of total deposits at both March 31, 2022 and June 30, 2021.  Certificates of deposit decreased to $756.3 million at June 30, 2022, compared to $800.4 million at March 31, 2022, and decreased 13% compared to $873.0 million a year earlier.  Banner had no FHLB borrowings at both June 30, 2022 and March 31, 2022, compared to $100.0 million a year ago.
At June 30, 2022, total common shareholders’ equity was $1.49 billion, or 9.07% of assets, compared to $1.56 billion or 9.32% of assets at March 31, 2022, and $1.67 billion or 10.32% of assets a year ago.  The decrease in total common shareholders’ equity during the current quarter was primarily due to a $101.8 million decrease in accumulated other comprehensive income related to an increase in the unrealized loss on available for sale securities reflecting the increase in market interest rates during the current quarter.  In addition, Banner repurchased 200,000 shares of its common stock in the second quarter of 2022 at an average cost of $54.80 per share.  At June 30, 2022, tangible common shareholders’ equity*, which excludes goodwill and

BANR - Second Quarter 2022 Results
July 20, 2022

other intangible assets, net, was $1.10 billion, or 6.88% of tangible assets*, compared to $1.18 billion, or 7.18% of tangible assets, at March 31, 2022, and $1.28 billion, or 8.09% of tangible assets, a year ago.  Banner’s tangible book value per share* decreased to $32.20 at June 30, 2022, compared to $36.99 per share a year ago.
Banner and Banner Bank continue to maintain capital levels in excess of the requirements to be categorized as “well-capitalized.”  At June 30, 2022, Banner's common equity Tier 1 capital ratio was 11.21%, its Tier 1 leverage capital to average assets ratio was 8.74%, and its total capital to risk-weighted assets ratio was 13.80%.

Credit Quality
The allowance for credit losses - loans was $128.7 million at June 30, 2022, or 1.36% of total loans receivable and 688% of non-performing loans, compared to $125.5 million at March 31, 2022, or 1.37% of total loans receivable and 674% of non-performing loans, and $148.0 million at June 30, 2021, or 1.53% of total loans receivable and 481% of non-performing loans.  In addition to the allowance for credit losses - loans, Banner maintains an allowance for credit losses - unfunded loan commitments, which was $14.2 million at June 30, 2022, compared to $12.9 million at March 31, 2022 and $9.9 million at June 30, 2021.  Net loan recoveries totaled $87,000 in the second quarter of 2022, compared to $748,000 in the preceding quarter and $55,000 in the second quarter a year ago.  Non-performing loans were $18.7 million at June 30, 2022, compared to $18.6 million at March 31, 2022, and $30.8 million a year ago.  Real estate owned and other repossessed assets were $357,000 at June 30, 2022, compared to $446,000 at March 31, 2022, and $780,000 a year ago.
Banner’s total substandard loans were $154.5 million at June 30, 2022, compared to $178.4 million at March 31, 2022, and $272.8 million a year ago.  The quarter over quarter decrease primarily reflects the payoff of substandard loans as well as balance paydowns and risk rating upgrades.
Banner’s total non-performing assets were $19.1 million, or 0.12% of total assets, at June 30, 2022, compared to $19.1 million, or 0.11% of total assets, at March 31, 2022, and $31.5 million, or 0.19% of total assets, a year ago.
Conference Call
Banner will host a conference call on Thursday July 21, 2022, at 8:00 a.m. PDT, to discuss its second quarter results.  To listen to the call on-line, go to www.bannerbank.com.  Investment professionals are invited to dial (844) 200-6205 using access code 218798 to participate in the call.  A replay will be available for one week at (866) 813-9403 using access code 996409, or at www.bannerbank.com.
About the Company
Banner Corporation is a $16.39 billion bank holding company operating one commercial bank in four Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.  Visit Banner Bank on the Web at www.bannerbank.com.
Forward-Looking Statements
When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the “SEC”), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases “may,” “believe,” “will,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “potential,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made and based only on information then actually known to Banner.  Banner does not undertake and specifically disclaims any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.  These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information.  By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements and could negatively affect Banner’s operating and stock price performance.
Factors that could cause Banner’s actual results to differ materially from those described in the forward-looking statements, include but are not limited to, the following: (1) potential adverse impacts to economic conditions in our local market areas, other markets where the Company has lending relationships, or other aspects of the Company’s business operations or financial markets, including, without limitation, as a result of the ongoing COVID-19 pandemic and any governmental or societal responses thereto; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses, which could necessitate additional provisions for credit losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for credit losses or writing down of assets or impose restrictions or penalties with respect to Banner’s activities; (4) competitive pressures among depository institutions; (5) the effect of inflation on interest rate movements and their impact on client behavior and net interest margin; (6) uncertainty regarding the future of the London Interbank Offered Rate (LIBOR), and the transition away from LIBOR toward new interest rate benchmarks; (7) the impact of repricing and competitors’ pricing initiatives on loan and deposit products; (8) fluctuations in real estate values; (9) the

BANR - Second Quarter 2022 Results
July 20, 2022

ability to adapt successfully to technological changes to meet clients’ needs and developments in the market place; (10) the ability to access cost-effective funding; (11) disruptions, security breaches or other adverse events, failures or interruptions in, or attacks on, information technology systems or on the third-party vendors who perform critical processing functions; (12) changes in financial markets; (13) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular, including the risk of inflation; (14) the costs, effects and outcomes of litigation; (15) legislation or regulatory changes, including but not limited to changes in regulatory policies and principles, or the interpretation of regulatory capital or other rules, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (16) changes in accounting principles, policies or guidelines; (17) future acquisitions by Banner of other depository institutions or lines of business; (18) future goodwill impairment due to changes in Banner’s business, changes in market conditions;(19) the costs associated with Banner Forward and (20) other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services; and (21) other risks detailed from time to time in Banner’s filings with the Securities and Exchange Commission including Banner’s Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K.

BANR - Second Quarter 2022 Results
July 20, 2022

RESULTS OF OPERATIONS	Quarters Ended			Six Months Ended
(in thousands except shares and per share data)	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021

INTEREST INCOME:
Loans receivable	$104,506	$100,350	$115,391	$204,856	$224,315
Mortgage-backed securities	16,819	14,109	11,437	30,928	20,808
Securities and cash equivalents	11,676	8,432	6,737	20,108	12,963
	133,001	122,891	133,565	255,892	258,086
INTEREST EXPENSE:
Deposits	2,008	2,086	3,028	4,094	6,637
Federal Home Loan Bank advances	—	291	655	291	1,589
Other borrowings	80	84	124	164	233
Subordinated debt	1,902	1,776	2,204	3,678	4,412
	3,990	4,237	6,011	8,227	12,871
Net interest income	129,011	118,654	127,554	247,665	245,215
PROVISION (RECAPTURE) FOR CREDIT LOSSES	4,534	(6,961)	(10,256)	(2,427)	(19,507)
Net interest income after provision (recapture) for credit losses	124,477	125,615	137,810	250,092	264,722
NON-INTEREST INCOME:
Deposit fees and other service charges	11,000	11,189	9,758	22,189	18,697
Mortgage banking operations	3,978	4,440	7,345	8,418	18,692
Bank-owned life insurance	2,239	1,631	1,245	3,870	2,552
Miscellaneous	2,051	1,683	3,853	3,734	5,988
	19,268	18,943	22,201	38,211	45,929
Net gain on sale of securities	32	435	77	467	562
Net change in valuation of financial instruments carried at fair value	69	49	58	118	117
Gain on sale of branches, including related deposits	7,804	—	—	7,804	—
Total non-interest income	27,173	19,427	22,336	46,600	46,608
NON-INTEREST EXPENSE:
Salary and employee benefits	60,832	59,486	61,935	120,318	126,754
Less capitalized loan origination costs	(7,222)	(6,230)	(8,768)	(13,452)	(18,464)
Occupancy and equipment	13,284	13,220	12,823	26,504	25,812
Information / computer data services	5,997	6,651	5,602	12,648	11,805
Payment and card processing services	5,682	4,896	4,975	10,578	9,301
Professional and legal expenses	2,878	2,180	4,371	5,058	7,699
Advertising and marketing	822	461	1,181	1,283	2,444
Deposit insurance	1,440	1,524	1,241	2,964	2,774
State/municipal business and use taxes	1,004	1,162	1,083	2,166	2,148
Real estate operations	(121)	(79)	118	(200)	(124)
Amortization of core deposit intangibles	1,425	1,424	1,711	2,849	3,422
Loss on extinguishment of debt	—	793	—	793	—
Miscellaneous	6,032	5,707	6,156	11,739	11,665
	92,053	91,195	92,428	183,248	185,236
COVID-19 expenses	—	—	117	—	265
Merger and acquisition-related expenses	—	—	79	—	650
Total non-interest expense	92,053	91,195	92,624	183,248	186,151
Income before provision for income taxes	59,597	53,847	67,522	113,444	125,179
PROVISION FOR INCOME TAXES	11,632	9,884	13,140	21,516	23,942
NET INCOME	$47,965	$43,963	$54,382	$91,928	$101,237
Earnings per common share:
Basic	$1.40	$1.28	$1.57	$2.68	$2.90
Diluted	$1.39	$1.27	$1.56	$2.66	$2.88
Cumulative dividends declared per common share	$0.44	$0.44	$0.41	$0.88	$0.82
Weighted average number of common shares outstanding:
Basic	34,307,001	34,300,742	34,736,639	34,303,889	34,854,357
Diluted	34,451,740	34,598,436	34,933,714	34,532,935	35,149,986
(Decrease) increase in common shares outstanding	(181,454)	120,152	(184,455)	(61,302)	(608,312)

BANR - Second Quarter 2022 Results
July 20, 2022

FINANCIAL CONDITION					Percentage Change
(in thousands except shares and per share data)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Prior Qtr	Prior Yr Qtr

Cash and due from banks	$294,717	$414,780	$358,461	$329,359	(28.9)%	(10.5)%
Interest-bearing deposits	876,130	1,573,608	1,775,839	1,138,572	(44.3)%	(23.1)%
Total cash and cash equivalents	1,170,847	1,988,388	2,134,300	1,467,931	(41.1)%	(20.2)%
Securities - trading	27,886	27,354	26,981	25,097	1.9%	11.1%
Securities - available for sale	3,094,422	3,147,547	3,638,993	3,275,979	(1.7)%	(5.5)%
Securities - held to maturity	1,151,765	1,015,522	520,922	455,256	13.4%	153.0%
Total securities	4,274,073	4,190,423	4,186,896	3,756,332	2.0%	13.8%
Federal Home Loan Bank stock	10,000	10,000	12,000	14,001	—%	(28.6)%
Securities purchased under agreements to resell	300,000	300,000	300,000	300,000	—%	—%
Loans held for sale	69,161	64,218	96,487	71,741	7.7%	(3.6)%
Loans receivable	9,456,829	9,146,629	9,084,763	9,654,181	3.4%	(2.0)%
Allowance for credit losses - loans	(128,702)	(125,471)	(132,099)	(148,009)	2.6%	(13.0)%
Net loans receivable	9,328,127	9,021,158	8,952,664	9,506,172	3.4%	(1.9)%
Accrued interest receivable	45,408	41,827	42,916	46,979	8.6%	(3.3)%
Real estate owned (REO) held for sale, net	340	429	852	763	(20.7)%	(55.4)%
Property and equipment, net	141,114	142,594	148,759	156,063	(1.0)%	(9.6)%
Goodwill	373,121	373,121	373,121	373,121	—%	—%
Other intangibles, net	11,870	13,431	14,855	18,004	(11.6)%	(34.1)%
Bank-owned life insurance	293,631	294,556	244,156	192,677	(0.3)%	52.4%
Operating lease right-of-use assets	49,792	52,792	55,257	55,287	(5.7)%	(9.9)%
Other assets	317,713	283,234	242,609	222,786	12.2%	42.6%
Total assets	$16,385,197	$16,776,171	$16,804,872	$16,181,857	(2.3)%	1.3%
LIABILITIES
Deposits:
Non-interest-bearing	$6,388,815	$6,494,852	$6,385,177	$6,090,063	(1.6)%	4.9%
Interest-bearing transaction and savings accounts	7,067,437	7,228,558	7,103,125	6,673,598	(2.2)%	5.9%
Interest-bearing certificates	756,312	800,364	838,631	873,047	(5.5)%	(13.4)%
Total deposits	14,212,564	14,523,774	14,326,933	13,636,708	(2.1)%	4.2%
Advances from Federal Home Loan Bank (FHLB)	—	—	50,000	100,000	—%	(100.0)%
Other borrowings	234,737	266,778	264,490	237,736	(12.0)%	(1.3)%
Subordinated notes, net	98,752	98,658	98,564	98,380	0.1%	0.4%
Junior subordinated debentures at fair value	72,229	70,510	119,815	117,520	2.4%	(38.5)%
Operating lease liabilities	55,746	57,343	59,756	59,117	(2.8)%	(5.7)%
Accrued expenses and other liabilities	180,999	148,689	148,303	216,399	21.7%	(16.4)%
Deferred compensation	44,340	46,639	46,684	46,786	(4.9)%	(5.2)%
Total liabilities	14,899,367	15,212,391	15,114,545	14,512,646	(2.1)%	2.7%
SHAREHOLDERS’ EQUITY
Common stock	1,289,499	1,298,212	1,299,381	1,311,455	(0.7)%	(1.7)%
Retained earnings	452,246	419,659	390,762	319,505	7.8%	41.5%
Accumulated other comprehensive (loss) income	(255,915)	(154,091)	184	38,251	66.1%	(769.0)%
Total shareholders’ equity	1,485,830	1,563,780	1,690,327	1,669,211	(5.0)%	(11.0)%
Total liabilities and shareholders’ equity	$16,385,197	$16,776,171	$16,804,872	$16,181,857	(2.3)%	1.3%
Common Shares Issued:
Shares outstanding at end of period	34,191,330	34,372,784	34,252,632	34,550,888
Common shareholders’ equity per share (1)	$43.46	$45.49	$49.35	$48.31
Common shareholders’ tangible equity per share (1) (2)	$32.20	$34.25	$38.02	$36.99
Common shareholders’ tangible equity to tangible assets (2)	6.88%	7.18%	7.93%	8.09%
Consolidated Tier 1 leverage capital ratio	8.74%	8.58%	8.76%	8.86%

(1)	Calculation is based on number of common shares outstanding at the end of the period rather than weighted average shares outstanding.
(2)
Common shareholders’ tangible equity excludes goodwill and other intangible assets.  Tangible assets exclude goodwill and other intangible assets.  These ratios represent non-GAAP financial measures.  See also Non-GAAP Financial Measures reconciliation tables on the final two pages of the press release tables.

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
					Percentage Change
LOANS (1)	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Prior Qtr	Prior Yr Qtr

Commercial real estate (CRE):
Owner-occupied	$845,184	$872,801	$831,623	$780,558	(3.2)%	8.3%
Investment properties	1,628,105	1,670,896	1,674,027	1,633,481	(2.6)%	(0.3)%
Small balance CRE	1,191,903	1,162,164	1,281,863	1,294,879	2.6%	(8.0)%
Multifamily real estate	575,183	598,588	530,885	468,970	(3.9)%	22.6%
Construction, land and land development:
Commercial construction	193,984	179,796	167,998	181,316	7.9%	7.0%
Multifamily construction	256,952	274,015	259,116	295,661	(6.2)%	(13.1)%
One- to four-family construction	625,488	582,800	568,753	603,895	7.3%	3.6%
Land and land development	320,041	317,560	313,454	290,404	0.8%	10.2%
Commercial business:
Commercial business	1,176,287	1,081,847	1,038,206	1,123,026	8.7%	4.7%
SBA PPP	30,651	57,854	132,574	807,172	(47.0)%	(96.2)%
Small business scored	865,828	817,065	792,310	743,975	6.0%	16.4%
Agricultural business, including secured by farmland:
Agricultural business, including secured by farmland	283,059	244,580	279,224	240,933	15.7%	17.5%
SBA PPP	356	708	1,354	17,962	(49.7)%	(98.0)%
One- to four-family residential	868,175	718,403	657,474	611,227	20.8%	42.0%
Consumer:
Consumer—home equity revolving lines of credit	506,524	470,485	458,533	458,915	7.7%	10.4%
Consumer—other	89,109	97,067	97,369	101,807	(8.2)%	(12.5)%
Total loans receivable	$9,456,829	$9,146,629	$9,084,763	$9,654,181	3.4%	(2.0)%
Restructured loans performing under their restructured terms	$4,370	$5,279	$5,309	$5,472
Loans 30 - 89 days past due and on accrual	$8,336	$9,611	$11,558	$5,656
Total delinquent loans (including loans on non- accrual), net	$18,123	$19,231	$18,688	$23,582
Total delinquent loans / Total loans receivable	0.19%	0.21%	0.21%	0.24%
(1)	December 31, 2021 and June 30, 2021 loan balances were reclassified to match current period presentation.

LOANS BY GEOGRAPHIC LOCATION						Percentage Change
	Jun 30, 2022		Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Prior Qtr	Prior Yr Qtr
	Amount	Percentage	Amount	Amount	Amount

Washington	$4,436,092	46.9%	$4,254,748	$4,264,590	$4,541,792	4.3%	(2.3)%
California	2,227,532	23.6%	2,195,904	2,138,340	2,246,580	1.4%	(0.8)%
Oregon	1,699,238	18.0%	1,629,281	1,652,364	1,753,285	4.3%	(3.1)%
Idaho	562,464	5.9%	541,706	525,141	525,610	3.8%	7.0%
Utah	94,508	1.0%	84,720	74,913	92,103	11.6%	2.6%
Other	436,995	4.6%	440,270	429,415	494,811	(0.7)%	(11.7)%
Total loans receivable	$9,456,829	100.0%	$9,146,629	$9,084,763	$9,654,181	3.4%	(2.0)%

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

LOAN ORIGINATIONS	Quarters Ended
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
Commercial real estate	$121,365	$87,421	$103,415
Multifamily real estate	2,959	21,169	45,674
Construction and land	643,832	545,475	509,828
Commercial business:
Commercial business	245,997	272,513	181,996
SBA PPP	—	—	55,990
Agricultural business	26,786	28,676	12,546
One-to four-family residential	126,963	55,821	47,086
Consumer	193,853	121,959	131,424
Total loan originations (excluding loans held for sale)	$1,361,755	$1,133,034	$1,087,959

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Quarters Ended
CHANGE IN THE	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
ALLOWANCE FOR CREDIT LOSSES – LOANS
Balance, beginning of period	$ 125,471	$ 132,099	$ 156,054
Provision (recapture) for credit losses – loans	3,144	(7,376)	(8,100)
Recoveries of loans previously charged off:
Commercial real estate	129	87	147
Construction and land	—	384	—
One- to four-family real estate	98	40	20
Commercial business	234	149	321
Agricultural business, including secured by farmland	14	118	8
Consumer	112	216	97
	587	994	593
Loans charged off:
Commercial real estate	—	(2)	(3)
Construction and land	—	(5)	—
Commercial business	(248)	(82)	(123)
Agricultural business, including secured by farmland	—	—	(2)
Consumer	(252)	(157)	(410)
	(500)	(246)	(538)
Net recoveries	87	748	55
Balance, end of period	$ 128,702	$ 125,471	$ 148,009
Net recoveries / Average loans receivable	0.001%	0.008%	0.001%

ALLOCATION OF
ALLOWANCE FOR CREDIT LOSSES – LOANS	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
Specific or allocated credit loss allowance:
Commercial real estate	$46,373	$47,264	$60,349
Multifamily real estate	6,906	7,183	5,807
Construction and land	26,939	26,679	30,899
One- to four-family real estate	9,573	8,109	9,800
Commercial business	28,673	26,655	30,830
Agricultural business, including secured by farmland	3,002	2,586	3,256
Consumer	7,236	6,995	7,068
Total allowance for credit losses – loans	$128,702	$125,471	$148,009
Allowance for credit losses - loans / Total loans receivable	1.36%	1.37%	1.53%
Allowance for credit losses - loans / Non-performing loans	688%	674%	481%

Quarters Ended
CHANGE IN THE	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021
ALLOWANCE FOR CREDIT LOSSES - UNFUNDED LOAN COMMITMENTS
Balance, beginning of period	$ 12,860	$ 12,432	$ 12,077
Provision/(recapture) for credit losses - unfunded loan commitments	1,386	428	(2,168)
Balance, end of period	$ 14,246	$ 12,860	$ 9,909

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
NON-PERFORMING ASSETS
Loans on non-accrual status:
Secured by real estate:
Commercial	$10,041	$10,618	$14,159	$17,427
Construction and land	200	119	479	541
One- to four-family	2,002	2,199	2,711	4,007
Commercial business	1,521	1,845	2,156	3,673
Agricultural business, including secured by farmland	1,022	1,021	1,022	1,200
Consumer	1,874	2,123	1,754	1,799
	16,660	17,925	22,281	28,647
Loans more than 90 days delinquent, still on accrual:
Secured by real estate:
Commercial	899	—	—	911
One- to four-family	1,053	210	436	579
Commercial business	20	351	2	495
Consumer	83	121	117	131
	2,055	682	555	2,116
Total non-performing loans	18,715	18,607	22,836	30,763
REO	340	429	852	763
Other repossessed assets	17	17	17	17
Total non-performing assets	$19,072	$19,053	$23,705	$31,543
Total non-performing assets to total assets	0.12%	0.11%	0.14%	0.19%

	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
LOANS BY CREDIT RISK RATING

Pass	$9,274,655	$8,961,358	$8,874,468	$9,315,264
Special Mention	27,711	6,908	11,932	66,103
Substandard	154,463	178,363	198,363	272,814
Total	$9,456,829	$9,146,629	$9,084,763	$9,654,181

	Quarters Ended			Six Months Ended
REAL ESTATE OWNED	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Balance, beginning of period	$429	$852	$340	$852	$816
Additions from loan foreclosures	—	—	423	—	423
Proceeds from dispositions of REO	(257)	(607)	—	(864)	(783)
Gain on sale of REO	168	184	—	352	307
Balance, end of period	$340	$429	$763	$340	$763

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

DEPOSIT COMPOSITION					Percentage Change
	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Prior Qtr	Prior Yr Qtr

Non-interest-bearing	$6,388,815	$6,494,852	$6,385,177	$6,090,063	(1.6)%	4.9%
Interest-bearing checking	1,859,582	1,971,936	1,947,414	1,736,696	(5.7)%	7.1%
Regular savings accounts	2,801,177	2,853,891	2,784,716	2,646,302	(1.8)%	5.9%
Money market accounts	2,406,678	2,402,731	2,370,995	2,290,600	0.2%	5.1%
Total interest-bearing transaction and savings accounts	7,067,437	7,228,558	7,103,125	6,673,598	(2.2)%	5.9%
Total core deposits	13,456,252	13,723,410	13,488,302	12,763,661	(1.9)%	5.4%
Interest-bearing certificates	756,312	800,364	838,631	873,047	(5.5)%	(13.4)%
Total deposits	$14,212,564	$14,523,774	$14,326,933	$13,636,708	(2.1)%	4.2%

GEOGRAPHIC CONCENTRATION OF DEPOSITS
	Jun 30, 2022		Mar 31, 2022	Dec 31, 2021	Jun 30, 2021	Percentage Change
	Amount	Percentage	Amount	Amount	Amount	Prior Qtr	Prior Yr Qtr
Washington	$7,820,321	55.0%	$8,067,253	$7,952,376	$7,547,591	(3.1)%	3.6%
Oregon	3,123,110	22.0%	3,140,393	3,067,054	2,939,667	(0.6)%	6.2%
California	2,520,493	17.7%	2,520,655	2,524,296	2,417,387	—%	4.3%
Idaho	748,640	5.3%	795,473	783,207	732,063	(5.9)%	2.3%
Total deposits	$14,212,564	100.0%	$14,523,774	$14,326,933	$13,636,708	(2.1)%	4.2%

INCLUDED IN TOTAL DEPOSITS	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Public non-interest-bearing accounts	$220,694	$189,907	$193,917	$187,702
Public interest-bearing transaction & savings accounts	179,930	165,692	159,957	156,987
Public interest-bearing certificates	37,415	37,689	39,961	41,444
Total public deposits	$438,039	$393,288	$393,835	$386,133

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
	Actual		Minimum to be categorized as "Adequately Capitalized"		Minimum to be categorized as "Well Capitalized"
REGULATORY CAPITAL RATIOS AS OF JUNE 30, 2022	Amount	Ratio	Amount	Ratio	Amount	Ratio

Banner Corporation-consolidated:
Total capital to risk-weighted assets	$1,667,107	13.80%	$966,205	8.00%	$1,207,756	10.00%
Tier 1 capital to risk-weighted assets	1,439,822	11.92%	724,654	6.00%	724,654	6.00%
Tier 1 leverage capital to average assets	1,439,822	8.74%	659,250	4.00%	n/a	n/a
Common equity tier 1 capital to risk-weighted assets	1,353,322	11.21%	543,490	4.50%	n/a	n/a
Banner Bank:
Total capital to risk-weighted assets	1,601,881	13.27%	965,374	8.00%	1,206,718	10.00%
Tier 1 capital to risk-weighted assets	1,474,596	12.22%	724,031	6.00%	965,374	8.00%
Tier 1 leverage capital to average assets	1,474,596	8.95%	658,890	4.00%	823,612	5.00%
Common equity tier 1 capital to risk-weighted assets	1,474,596	12.22%	543,023	4.50%	784,367	6.50%

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Quarters Ended
	Jun 30, 2022			Mar 31, 2022			Jun 30, 2021
	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)	Average Balance	Interest and Dividends	Yield / Cost(3)
Interest-earning assets:
Held for sale loans	$ 69,338	$ 655	3.79%	$ 130,221	$ 1,115	3.47%	$ 69,908	$ 544	3.12%
Mortgage loans	7,565,894	85,408	4.53%	7,347,662	81,032	4.47%	7,147,733	80,673	4.53%
Commercial/agricultural loans	1,572,957	17,153	4.37%	1,479,216	15,011	4.12%	1,480,954	15,818	4.28%
SBA PPP loans	45,739	1,056	9.26%	88,720	2,784	12.73%	1,144,195	17,796	6.24%
Consumer and other loans	117,162	1,683	5.76%	115,881	1,700	5.95%	122,951	1,828	5.96%
Total loans(1)	9,371,090	105,955	4.54%	9,161,700	101,642	4.50%	9,965,741	116,659	4.70%
Mortgage-backed securities	3,170,915	16,965	2.15%	2,975,263	14,235	1.94%	2,440,913	11,563	1.90%
Other securities	1,626,204	10,326	2.55%	1,573,834	8,429	2.17%	1,250,417	7,088	2.27%
Interest-bearing deposits with banks	1,176,591	2,281	0.78%	1,697,545	820	0.20%	1,139,749	376	0.13%
FHLB stock	10,000	100	4.01%	11,756	106	3.66%	14,001	161	4.61%
Total investment securities	5,983,710	29,672	1.99%	6,258,398	23,590	1.53%	4,845,080	19,188	1.59%
Total interest-earning assets	15,354,800	135,627	3.54%	15,420,098	125,232	3.29%	14,810,821	135,847	3.68%
Non-interest-earning assets	1,282,649			1,372,182			1,227,167
Total assets	$16,637,449			$16,792,280			$16,037,988
Deposits:
Interest-bearing checking accounts	$1,924,896	289	0.06%	$1,958,824	273	0.06%	$1,754,363	302	0.07%
Savings accounts	2,841,286	352	0.05%	2,816,774	354	0.05%	2,622,716	454	0.07%
Money market accounts	2,431,456	531	0.09%	2,390,621	506	0.09%	2,288,638	668	0.12%
Certificates of deposit	783,536	836	0.43%	825,028	953	0.47%	889,020	1,604	0.72%
Total interest-bearing deposits	7,981,174	2,008	0.10%	7,991,247	2,086	0.11%	7,554,737	3,028	0.16%
Non-interest-bearing deposits	6,456,432	—	—%	6,421,143	—	—%	6,057,884	—	—%
Total deposits	14,437,606	2,008	0.06%	14,412,390	2,086	0.06%	13,612,621	3,028	0.09%
Other interest-bearing liabilities:
FHLB advances	—	—	—%	42,222	291	2.80%	100,000	655	2.63%
Other borrowings	252,085	80	0.13%	266,148	84	0.13%	240,229	124	0.21%
Junior subordinated debentures and subordinated notes	189,178	1,902	4.03%	191,985	1,776	3.75%	247,944	2,204	3.57%
Total borrowings	441,263	1,982	1.80%	500,355	2,151	1.74%	588,173	2,983	2.03%
Total funding liabilities	14,878,869	3,990	0.11%	14,912,745	4,237	0.12%	14,200,794	6,011	0.17%
Other non-interest-bearing liabilities(2)	239,676			225,953			199,619
Total liabilities	15,118,545			15,138,698			14,400,413
Shareholders’ equity	1,518,904			1,653,582			1,637,575
Total liabilities and shareholders’ equity	$16,637,449			$16,792,280			$16,037,988
Net interest income/rate spread (tax equivalent)		$ 131,637	3.43%		$ 120,995	3.17%		$ 129,836	3.51%
Net interest margin (tax equivalent)			3.44%			3.18%			3.52%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(2,626)			(2,341)			(2,282)
Net interest income and margin, as reported		$ 129,011	3.37%		$ 118,654	3.12%		$ 127,554	3.45%
Additional Key Financial Ratios:
Return on average assets			1.16%			1.06%			1.36%
Return on average equity			12.67%			10.78%			13.32%
Average equity/average assets			9.13%			9.85%			10.21%
Average interest-earning assets/average interest-bearing liabilities			182.31%			181.59%			181.89%
Average interest-earning assets/average funding liabilities			103.20%			103.40%			104.30%
Non-interest income/average assets			0.66%			0.47%			0.56%
Non-interest expense/average assets			2.22%			2.20%			2.32%
Efficiency ratio(4)			58.94%			66.04%			61.79%
Adjusted efficiency ratio(5)			59.46%			62.09%			58.50%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $1.4 million for the three months ended June 30, 2022, and $1.3 million for both the three months ended March 31, 2022 and June 30, 2021.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $1.2 million for the three months ended June 30, 2022, and $1.0 million for both the three months ended  March 31, 2022 and June 30, 2021.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
(rates / ratios annualized)
ANALYSIS OF NET INTEREST SPREAD	Six Months Ended
	Jun 30, 2022			Jun 30, 2021
	Average Balance	Interest and Dividends	Yield/Cost(3)	Average Balance	Interest and Dividends	Yield/Cost(3)
Interest-earning assets:
Held for sale loans	$ 103,508	$ 1,770	3.45%	$ 94,488	$ 1,469	3.14%
Mortgage loans	7,453,483	166,440	4.50%	7,146,260	161,253	4.55%
Commercial/agricultural loans	1,526,345	32,164	4.25%	1,499,902	31,737	4.27%
SBA PPP loans	67,111	3,840	11.54%	1,158,266	28,588	4.98%
Consumer and other loans	116,525	3,383	5.85%	125,197	3,775	6.08%
Total loans(1)	9,266,972	207,597	4.52%	10,024,113	226,822	4.56%
Mortgage-backed securities	3,073,630	31,200	2.05%	2,198,712	21,035	1.93%
Other securities	1,600,164	18,755	2.36%	1,150,193	13,775	2.42%
Equity securities	—	—	—%	866	—	—%
Interest-bearing deposits with banks	1,435,629	3,101	0.44%	1,086,241	638	0.12%
FHLB stock	10,873	206	3.82%	14,971	322	4.34%
Total investment securities	6,120,296	53,262	1.75%	4,450,983	35,770	1.62%
Total interest-earning assets	15,387,268	260,859	3.42%	14,475,096	262,592	3.66%
Non-interest-earning assets	1,327,169			1,232,196
Total assets	$ 16,714,437			$ 15,707,292
Deposits:
Interest-bearing checking accounts	$ 1,941,766	562	0.06%	$ 1,685,973	617	0.07%
Savings accounts	2,829,098	706	0.05%	2,555,144	975	0.08%
Money market accounts	2,411,152	1,037	0.09%	2,265,819	1,443	0.13%
Certificates of deposit	804,167	1,789	0.45%	900,970	3,602	0.81%
Total interest-bearing deposits	7,986,183	4,094	0.10%	7,407,906	6,637	0.18%
Non-interest-bearing deposits	6,438,885	—	—%	5,861,941	—	—%
Total deposits	14,425,068	4,094	0.06%	13,269,847	6,637	0.10%
Other interest-bearing liabilities:
FHLB advances	20,994	291	2.80%	122,100	1,589	2.62%
Other borrowings	259,078	164	0.13%	221,682	233	0.21%
Junior subordinated debentures and subordinated notes	190,573	3,678	3.89%	247,944	4,412	3.59%
Total borrowings	470,645	4,133	1.77%	591,726	6,234	2.12%
Total funding liabilities	14,895,713	8,227	0.11%	13,861,573	12,871	0.19%
Other non-interest-bearing liabilities(2)	232,853			203,567
Total liabilities	15,128,566			14,065,140
Shareholders’ equity	1,585,871			1,642,152
Total liabilities and shareholders’ equity	$ 16,714,437			$ 15,707,292
Net interest income/rate spread (tax equivalent)		$ 252,632	3.31%		$ 249,721	3.47%
Net interest margin (tax equivalent)			3.31%			3.48%
Reconciliation to reported net interest income:
Adjustments for taxable equivalent basis		(4,967)			(4,506)
Net interest income and margin, as reported		$ 247,665	3.25%		$ 245,215	3.42%
Additional Key Financial Ratios:
Return on average assets			1.11%			1.30%
Return on average equity			11.69%			12.43%
Average equity/average assets			9.49%			10.45%
Average interest-earning assets/average interest-bearing liabilities			181.95%			180.95%
Average interest-earning assets/average funding liabilities			103.30%			104.43%
Non-interest income/average assets			0.56%			0.60%
Non-interest expense/average assets			2.21%			2.39%
Efficiency ratio(4)			62.27%			63.79%
Adjusted efficiency ratio(5)			60.72%			60.77%
(1)	Average balances include loans accounted for on a nonaccrual basis and loans 90 days or more past due. Amortization of net deferred loan fees/costs is included with interest on loans.
(2)	Average other non-interest-bearing liabilities include fair value adjustments related to junior subordinated debentures.
(3)
Tax-exempt income is calculated on a tax equivalent basis.  The tax equivalent yield adjustment to interest earned on loans was $2.7 million and $2.5 million for the six months ended June 30, 2022 and June 30, 2021, respectively.  The tax equivalent yield adjustment to interest earned on tax exempt securities was $2.2 million and $2.0 million for the six months ended June 30, 2022 and June 30, 2021, respectively.

(4)	Non-interest expense divided by the total of net interest income and non-interest income.
(5)	Adjusted non-interest expense divided by adjusted revenue. These represent non-GAAP financial measures. See the non-GAAP Financial Measures on the final two pages of the press release tables.

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)

* Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures.  Management has presented these non-GAAP financial measures in this earnings release because it believes that they provide useful and comparative information to assess trends in Banner’s core operations reflected in the current quarter’s results and facilitate the comparison of our performance with the performance of our peers.  However, these non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP.  Where applicable, comparable earnings information using GAAP financial measures is also presented.  Because not all companies use the same calculations, our presentation may not be comparable to other similarly titled measures as calculated by other companies. For a reconciliation of these non-GAAP financial measures, see the tables below:

ADJUSTED REVENUE	Quarters Ended			Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Net interest income (GAAP)	$129,011	$118,654	$127,554	$247,665	$245,215
Non-interest income (GAAP)	27,173	19,427	22,336	46,600	46,608
Total revenue (GAAP)	156,184	138,081	149,890	294,265	291,823
Exclude net gain on sale of securities	(32)	(435)	(77)	(467)	(562)
Exclude net change in valuation of financial instruments carried at fair value	(69)	(49)	(58)	(118)	(117)
Exclude gain on sale of branches	(7,804)	—	—	(7,804)	—
Adjusted revenue (non-GAAP)	$148,279	$137,597	$149,755	$285,876	$291,144

ADJUSTED EARNINGS	Quarters Ended			Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Net income (GAAP)	$47,965	$43,963	$54,382	$91,928	$101,237
Exclude net gain on sale of securities	(32)	(435)	(77)	(467)	(562)
Exclude net change in valuation of financial instruments carried at fair value	(69)	(49)	(58)	(118)	(117)
Exclude merger and acquisition-related expenses	—	—	79	—	650
Exclude COVID-19 expenses	—	—	117	—	265
Exclude gain on sale of branches	(7,804)	—	—	(7,804)	—
Exclude Banner Forward expenses	1,579	2,465	1,905	4,044	2,855
Exclude loss on extinguishment of debt	—	793	—	793	—
Exclude related net tax expense (benefit)	1,518	(666)	(472)	852	(742)
Total adjusted earnings (non-GAAP)	$43,157	$46,071	$55,876	$89,228	$103,586

Diluted earnings per share (GAAP)	$1.39	$1.27	$1.56	$2.66	$2.88
Diluted adjusted earnings per share (non-GAAP)	$1.25	$1.33	$1.60	$2.58	$2.95

BANR - Second Quarter 2022 Results
July 20, 2022

ADDITIONAL FINANCIAL INFORMATION
(dollars in thousands)
ADJUSTED EFFICIENCY RATIO	Quarters Ended			Six Months Ended
	Jun 30, 2022	Mar 31, 2022	Jun 30, 2021	Jun 30, 2022	Jun 30, 2021
Non-interest expense (GAAP)	$92,053	$91,195	$92,624	$183,248	$186,151
Exclude merger and acquisition-related expenses	—	—	(79)	—	(650)
Exclude COVID-19 expenses	—	—	(117)	—	(265)
Exclude Banner Forward expenses	(1,579)	(2,465)	(1,905)	(4,044)	(2,855)
Exclude CDI amortization	(1,425)	(1,424)	(1,711)	(2,849)	(3,422)
Exclude state/municipal tax expense	(1,004)	(1,162)	(1,083)	(2,166)	(2,148)
Exclude REO operations	121	79	(118)	200	124
Exclude loss on extinguishment of debt	—	(793)	—	(793)	—
Adjusted non-interest expense (non-GAAP)	$88,166	$85,430	$87,611	$173,596	$176,935

Net interest income (GAAP)	$129,011	$118,654	$127,554	$247,665	$245,215
Non-interest income (GAAP)	27,173	19,427	22,336	46,600	46,608
Total revenue (GAAP)	156,184	138,081	149,890	294,265	291,823
Exclude net gain on sale of securities	(32)	(435)	(77)	(467)	(562)
Exclude net change in valuation of financial instruments carried at fair value	(69)	(49)	(58)	(118)	(117)
Exclude gain on sale of branches	(7,804)	—	—	(7,804)	—
Adjusted revenue (non-GAAP)	$148,279	$137,597	$149,755	$285,876	$291,144

Efficiency ratio (GAAP)	58.94%	66.04%	61.79%	62.27%	63.79%
Adjusted efficiency ratio (non-GAAP)	59.46%	62.09%	58.50%	60.72%	60.77%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY TO TANGIBLE ASSETS	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Jun 30, 2021
Shareholders’ equity (GAAP)	$1,485,830	$1,563,780	$1,690,327	$1,669,211
Exclude goodwill and other intangible assets, net	384,991	386,552	387,976	391,125
Tangible common shareholders’ equity (non-GAAP)	$1,100,839	$1,177,228	$1,302,351	$1,278,086

Total assets (GAAP)	$16,385,197	$16,776,171	$16,804,872	$16,181,857
Exclude goodwill and other intangible assets, net	384,991	386,552	387,976	391,125
Total tangible assets (non-GAAP)	$16,000,206	$16,389,619	$16,416,896	$15,790,732
Common shareholders’ equity to total assets (GAAP)	9.07%	9.32%	10.06%	10.32%
Tangible common shareholders’ equity to tangible assets (non-GAAP)	6.88%	7.18%	7.93%	8.09%

TANGIBLE COMMON SHAREHOLDERS’ EQUITY PER SHARE
Tangible common shareholders’ equity (non-GAAP)	$1,100,839	$1,177,228	$1,302,351	$1,278,086
Common shares outstanding at end of period	34,191,330	34,372,784	34,252,632	34,550,888
Common shareholders’ equity (book value) per share (GAAP)	$43.46	$45.49	$49.35	$48.31
Tangible common shareholders’ equity (tangible book value) per share (non-GAAP)	$32.20	$34.25	$38.02	$36.99